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EXHIBIT 2.6

                                PLEDGE AGREEMENT


THIS PLEDGE AGREEMENT is made and entered into as of June 30, 1999 (this "Agreement") by and between DMR FINANCIAL SERVICES, INC., a Michigan corporation ("DMRFS"), and BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Bingham").

WHEREAS, DMRFS, Bingham, DETROIT MORTGAGE AND REALTY COMPANY, a Michigan corporation ("DMR") and HARTGER & WILLARD MORTGAGE ASSOCIATES, Inc., a Michigan corporation ("H&W") have executed a certain Reorganization Agreement of even date ("H&W Reorganization Agreement") pursuant to which Bingham has delivered 66,667 shares of Bingham common stock, without par value ("Bingham Common Stock") to DMRFS; and

WHEREAS, DMRFS has separately requested that Bingham make a loan ("Loan") to DMR in the amount of $1,500,000 as evidenced by a Promissory Note of even date herewith ("Note"); and

WHEREAS, as a condition of making the Loan to DMRFS, Bingham has required that DMR guaranty the Note pursuant to a Guaranty of even date ("Guaranty") and DMRFS grant Bingham a security interest in the Bingham Common Stock. The Note, the Guaranty, this Agreement and all other documents executed in connection therewith are collectively referred to as the "Loan Documents".

NOW, THEREFORE, in consideration of the premises and to induce Bingham to extend the Loan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DMRFS and Bingham hereby agree as follows:

1. DEFINED TERMS. The term "Pledged Shares" shall be defined herein as the Bingham Common Stock evidenced by certificate no. B-0152 and any additional shares of stock or other property hereafter delivered to, or in the possession or custody of, Bingham, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or exchange for, or on account of, any such shares, and all proceeds of the foregoing, now or hereafter owned or acquired by DMRFS. The terms "Liabilities" and "Event of Default" shall have the meaning ascribed thereto in the Note.

2. PLEDGE. DMRFS hereby pledges, assigns, hypothecates, transfers and delivers to Bingham, and grants to Bingham, a continuing first lien on and first security interest in all of the Pledged Shares, as collateral security for (i) the prompt and complete performance and payment of its obligations under the Note, and (ii) the due and punctual payment and performance by DMRFS of its obligations and liabilities under and arising out of this Pledge Agreement (all of the foregoing referred to herein collectively as the "Liabilities"). All of the stock certificates for the Pledged Shares together with stock powers duly executed by DMRFS, have been delivered to Bingham. Bingham shall maintain possession and custody of such stock certificates.

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3.     INDUCING REPRESENTATIONS OF DMRFS. DMRFS represents and warrants to
Bingham, that:

       (a) The Recitals set forth the identity and number of shares that are included in the Pledged Shares as of the date hereof. DMRFS has good title to the Pledged Shares and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the lien and security interest created by this Agreement;

       (b) DMRFS has full power and authority to execute, deliver and perform its obligations under this Pledge Agreement and to pledge the Pledged Shares hereunder;

       (c) This Agreement has been duly authorized, executed and delivered by DMRFS and constitutes the legal, valid and binding obligation of DMRFS, enforceable in accordance with its terms;

       (d) There are no outstanding options, warrants or other agreements with respect to the Pledged Shares (other than the H & W Reorganization Agreement and a letter of even date from Bingham);

       (e) No consent, approval or authorization of or designation or filing with any authority on the part of DMRFS is required in connection with the pledge and security interest granted under this Agreement;

       (f) The execution, delivery and performance of this Agreement will not violate any provision of (a) any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, (b) the Articles of Incorporation and Bylaws of DMRFS,(c) any securities issued by the DMRFS, or (d) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which DMRFS is a party or which purports to be binding upon DMRFS or upon any of its assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of DMRFS except as contemplated by this Agreement; and

       (g) The pledge, assignment and delivery of the Pledged Shares owned by DMRFS pursuant to this Agreement creates a valid first lien on and a first perfected security interest in such Pledged Shares and the proceeds thereof in favor of Bingham, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of DMRFS which would include such Pledged Shares. DMRFS covenants and agrees that it will defend Pledger's right, title and security interest in and to such Pledged Shares and the proceeds thereof against the claims and demands of all persons whosoever.

4. STOCK DIVIDENDS, DISTRIBUTIONS, ETC. If, while this Agreement is in effect, DMRFS shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock or share dividend or a stock or share distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution for, or in
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exchange for any of the Pledged Shares, or otherwise relating to the Pledged
Shares, DMRFS agrees to accept the same as Bingham's agent and to hold the same in trust for Bingham, and to deliver the same forthwith to Bingham in the exact form received, with the endorsement of DMRFS and, when necessary or appropriate, undated stock powers or stock transfer forms duly executed in blank, to be held by Bingham subject to the terms hereof, as additional collateral security for the Liabilities. In case any dividend or distribution of any sort shall be made on or in respect of any of the Pledged Shares, including any property distributed upon or with respect to any of the Pledged Shares pursuant to a dividend, to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof or for any other reason, such dividends or distributions shall be delivered to Bingham to be held by Bingham as additional collateral security for the Liabilities. All such dividends or distributions in respect of the Pledged Shares which is received by DMRFS shall, until paid or delivered to Bingham, be held by DMRFS in trust as additional collateral security for the Liabilities.

5. ADMINISTRATION OF SECURITY. The following provisions shall govern the administration of the Pledged Shares:

    (a) So long as no Event of Default has occurred, DMRFS shall be entitled (i) to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Agreement, the H & W Reorganization Agreement or the Loan Documents; and (ii) to receive cash dividends or other distributions in the ordinary course made in respect of such Pledged Shares. DMRFS hereby grants to Bingham or its nominee an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, which proxy shall be effective immediately upon the occurrence of an Event of Default. After the occurrence of an Event of Default and upon request of Bingham, DMRFS agrees to deliver to Bingham such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Bingham may request.

    (b) Upon the occurrence and continuation of an Event of Default, in the event that DMRFS as record and beneficial owner of the Pledged Shares shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, DMRFS shall deliver to Bingham, and Bingham shall be entitled to receive and retain, all such cash or other distributions as additional security hereunder or applied toward satisfaction of the Liabilities.

    (c) Subject to any sale or other disposition by Bingham of the Pledged Shares or other property pursuant to this Agreement, the Pledged Shares and any other property then held as part of such Pledged Shares in accordance with the provisions of this Agreement shall be returned to DMRFS upon full payment, satisfaction and termination of all of the Liabilities which shall operate to terminate the lien and security interest hereby granted.

    (d) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares while held hereunder, Bingham shall have no duty or liability to preserve any rights pertaining to the Pledged Shares.

6. RIGHTS OF BINGHAM. Bingham shall not be liable for failure to collect or realize upon the Liabilities or any collateral security or guarantee therefor, or any part thereof, or for any
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delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Bingham hereunder may, at any time be registered in the name of Bingham or its nominee, and DMRFS hereby covenants that, upon Bingham's request, DMRFS will cause the issuer transfer agent or registrar of the Pledged Shares to effect such registration. If the foregoing shall be done prior to the occurrence of an Event of Default, DMRFS shall nevertheless retain all voting rights with respect to the Pledged Shares, and, for that purpose, Bingham shall execute and deliver all necessary proxies (which proxies shall in any event expire automatically upon the occurrence of an Event of Default). Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Shares shall have been registered in the name of Bingham or its nominee, Bingham, or its nominee, may thereafter without notice exercise all voting and corporate rights at any meeting with respect to the Pledged Shares and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to the Pledged Shares or upon the exercise of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bingham may determine, all without liability except to account for property actually received by Bingham, but Bingham shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. REMEDIES. Upon the occurrence of an Event of Default, Bingham, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon DMRFS or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Shares, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Shares, or any part thereof, in one or more portions at public or private sale or sales or dispositions, at any exchange, broker's board or at any of Bingham's offices or elsewhere upon such terms and conditions as Bingham may deem advisable and at such prices as Bingham may deem best, for any combination of cash or credit or for future delivery without assumption of any credit risk, with the right to Bingham upon any such sale or sales or dispositions, public or private, to purchase the whole or any part of said Pledged Shares so sold, free of any right or equity of redemption in DMRFS, which right or equity is hereby expressly waived or released. Bingham shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Pledged Shares or in any way relating to the rights of Bingham hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Liabilities in such order as Bingham may elect, and only after so paying over such net proceeds and after the payment by Bingham of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need Bingham account for the surplus, if any, to DMRFS. Except as may otherwise be expressly required by applicable law, Bingham need not give more than five (5) days notice of the time and place of any public sale or the time after which a private sale may take place,
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which notice DMRFS hereby deems reasonable; provided, however, that Bingham, at any time, without notice to DMRFS or any other party, may sell any shares of the Pledged Shares for which a market exists at the market price for such Shares. No notification need be given to DMRFS, if after the occurrence of an Event of Default, DMRFS has signed a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Bingham in this Agreement, Bingham shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Michigan ("UCC") and under any other applicable law. DMRFS further agrees to waive and agrees not to assert any rights or privileges which DMRFS may acquire under Section 9-112 of the UCC and DMRFS shall be liable for any deficiency if the proceeds of the sale or other disposition of the Pledged Shares are not sufficient to pay all of the Liabilities, including costs of collection (including reasonable attorneys fees) to collect such deficiency and any other costs and expenses of Bingham in connection with this Agreement.

8. SALE OF PLEDGED SHARES. (a) DMRFS recognizes that Bingham may be unable to effect a public sale or disposition of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and other applicable securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. DMRFS acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition. Bingham shall be under no obligation to delay a sale or disposition of any of the Pledged Shares to permit the issuer of the Pledged Shares to register such securities (or trust certificates representing such securities) for public sale under the Act, or under applicable state securities laws.

    (b) DMRFS further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales or dispositions of any portion or all of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at DMRFS's expense. DMRFS further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to, that Bingham has no adequate remedy at law in respect of such breach and, as a consequence, DMRFS agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against DMRFS, and DMRFS hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

    (c) DMRFS hereby agrees to indemnify and hold harmless Bingham, its successors and assigns, and Bingham's officers, directors, employees and agents, from and against any loss, liability, claim, damage and expense, including, without limitation, attorneys fees (in this paragraph collectively called the "Indemnified Liabilities"),under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or
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preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Shares unless such untrue statement of material fact was provided by Bingham specifically for inclusion therein, or
(ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Bingham or any successor thereof. In connection with a public sale or other distribution, DMRFS will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each person or entity who controls any such underwriter (within the meaning of the Act). If and to the extent that the foregoing undertakings in this paragraph (c) may be unenforceable for any reason, DMRFS agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of DMRFS under this paragraph
(c) shall survive any termination of this Agreement.

9. NO DISPOSITION, ETC. DMRFS agrees that DMRFS will not, without the prior written consent of Bingham, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Pledged Shares owned by DMRFS, nor will DMRFS without such consent create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares owned by DMRFS, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement. DMRFS agrees that DMRFS will not, without the prior written consent of Bingham, vote to enable the issuer of the Pledged Shares to issue any stock or other securities of any nature in addition to or in exchange or substitution for, any of the Pledged Shares.

10. ATTORNEY-IN-FACT. DMRFS hereby irrevocably appoints Bingham as DMRFS's attorney-in-fact, with full authority in the place and stead of DMRFS and in the name of DMRFS or otherwise, from time to time in Bingham's discretion, to take any action and to execute any instrument that Bingham deems necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to DMRFS representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

11. FURTHER ASSURANCES. DMRFS agrees, upon the written request of Bingham, to execute and deliver all such further instruments and documents and do all such further acts and things as Bingham may reasonably request consistent with the provisions hereof to effect the purposes of this Agreement and to give Bingham the intended benefits hereof.

12. NO WAIVER; CUMULATIVE REMEDIES. Bingham shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver by Bingham shall be valid unless in writing, signed by Bingham, and then only to the extent therein set forth. A waiver by Bingham of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Bingham would otherwise have on any further occasion. No failure to exercise, nor any delay in exercising on the part of Bingham of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single

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or partial exercise of any right, power or privilege hereunder, or under the
Loan Documents, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

13. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of DMRFS hereunder shall be binding upon the successors and assigns of DMRFS, and shall, together with the rights and remedies of Bingham hereunder, inure to the benefit of Bingham and its respective successors and assigns. Bingham shall have no right to assign its rights or obligations hereunder without Lender's prior written consent.

14. TERMINATION. This Agreement and the lien and security interest granted hereunder shall terminate upon full and complete performance and satisfaction of the Liabilities.

15. CHANGES IN WRITING. No amendment, modification, termination or waiver of any provision of this Agreement or any election thereunder or consent to any departure by DMRFS therefrom, shall in any event be effective without the written concurrence of Bingham and DMRFS, and then only to the extent specifically set forth in such writing. A writing in accordance with this section shall not be effective with respect to any term or condition in the H & W Reorganization Agreement unless such writing specifically references the section of the H & W Reorganization Agreement that is intended to be so affected.

16. HEADINGS. Section headings in this Agreement are included only for convenience of reference and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

17. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one Agreement.

18. APPLICABLE LAW; SEVERABILITY. This Agreement has been executed and delivered in Michigan, and this Agreement shall be construed in all respects in accordance with, and governed by, all of the provisions of the code and by the other internal laws (as opposed to conflicts of law provisions) of the State of Michigan. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. WAIVER OF JURY TRIAL. The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between them, but that such right may be waived. Accordingly, the parties agree that notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall be in their best interest to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement or the relationship between DMRFS and Bingham, shall be a court of competent jurisdiction sitting without a jury.

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20.    WAIVERS VOLUNTARY. The waivers contained in this Agreement are freely, knowingly and voluntarily given by each party, without any duress or coercion, after each party has consulted with its counsel and has carefully and completely read all of the terms and provisions of this Agreement, specifically including the waivers contained in Section 19. Neither DMRFS nor Bingham shall be deemed to have relinquished the waivers contained herein except by a writing signed by the party to be charged with having relinquished any such waiver.

       IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date first above written.




                                       DMR FINANCIAL SERVICES, INC.,
                                       a Michigan corporation


                                       By:  /s/ Mark C. Stevens
                                            ------------------------------------

                                       Its: President and CEO
                                            ------------------------------------




                                       BINGHAM FINANCIAL SERVICES CORPORATION,
                                       a Michigan corporation


                                       By:  /s/ Ronald A. Klein
                                            ------------------------------------

                                       Its: President and CEO
                                            ------------------------------------